Exhibit 99.1
Constant Contact Announces Third Quarter 2007 Financial Results
Revenue increases 87 percent year over year
End of quarter customer count exceeds 145,000
WALTHAM, MA — November 8, 2007 — Constant Contact®, Inc (NasdaqGM: CTCT), a leading provider of on-demand email marketing and online surveys for small organizations, today announced its financial results for the third quarter ended September 30, 2007.
Constant Contact reported total revenue of $13.5 million for the quarter ended September 30, 2007, an increase of 87 percent compared with $7.2 million for the comparable period in 2006. Constant Contact ended the third quarter of 2007 with 145,067 email marketing customers, an increase of 89 percent over the number of customers at the end of the third quarter of 2006.
“We are very pleased by the positive investor response that led to the completion of our recent IPO. This IPO has provided a significant branding opportunity for us. As small organizations — the lifeblood of our business — continue to realize the benefits of email marketing, we expect to grow our customer base and expand our position as a clear market leader,” said Gail Goodman, CEO of Constant Contact. “The Company’s third quarter results were very strong, highlighted by a record number of net new customers in what traditionally has been a seasonally slower growth quarter for the Company.”
Constant Contact reported an operating loss of $0.8 million for the quarter ended September 30, 2007, as compared with an operating loss of $1.6 million for the comparable period in 2006. Constant Contact reported an adjusted EBITDA profit of $0.1 million for the quarter ended September 30, 2007, as compared with an adjusted EBITDA loss of $1.2 million for the comparable period in 2006. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP operating income or operating loss and adding back depreciation and amortization as well as stock-based compensation. Alternatively, adjusted EBITDA can be calculated by taking GAAP net income or net loss, adding back other expense, depreciation and amortization and stock-based compensation, then subtracting interest income, net. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used in this press release is included at the end of this release.
Constant Contact reported a net loss of $1.7 million for the quarter ended September 30, 2007, as compared with a net loss of $1.5 million for the comparable period in 2006. The Company reported a loss per share of ($0.51) for the quarter ended September 30, 2007, which was equal to the loss per share for the comparable period in 2006. The loss per share in the third quarter of 2007 was determined based on approximately 3.9 million shares outstanding, which reflected the impact of the 1.3-for-1 common stock split effected in September. In addition, the shares outstanding in the third quarter of 2007 did not reflect the conversion of 17.1 million
Reservoir Place, 1601 Trapelo Road, Suite 329, Waltham MA 02451
Phone 781.472.8100 • Fax 781.472.8101 • www.constantcontact.com preferred shares into common shares, effected upon the closing of the Company’s initial public offering in early October, or the issuance of 6.2 million primary shares in that offering.
“We generated record revenue in the third quarter and delivered our first quarter of adjusted EBITDA profitability,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “We expect to deliver expanding adjusted EBITDA margins in the future, resulting from the anticipated continued growth in our customer base and the associated recurring revenue, combined with the inherent leverage of our on-demand operating model.”
Non-Operating Expense
Other income and expense for the third quarter of 2007 included $1.0 million of non-cash expense that resulted from the mark-to-market adjustment of the carrying value of a convertible preferred stock warrant that was outstanding at the end of the third quarter and subsequently exercised at the time of the Company’s initial public offering. In the third quarter, the value of the preferred stock underlying the warrant increased from an estimated fair value of $9.60 per share as of June 30, 2007 to the initial public offering price of $16.00 per share as of September 30, 2007, resulting in the $1.0 million expense. In the fourth quarter of 2007, the Company recorded a final mark-to-market adjustment of $2.1 million, because the warrant holder exercised the warrant and sold the underlying shares in the initial public offering. This final adjustment was recorded on October 9, 2007, the closing day for the initial public offering, and reflected the public stock price at the close of the market on the prior day, which exceeded $29.
Other Business and Operational Highlights
•	Added 21,199 net new email marketing customers.

•	Launched franchise partnerships with True Value Home & Garden Showplaces, Velocity Sports, and Pillar to Post.

•	Released a plug-in for Microsoft® Outlook® Express, which allows for the import and update of contacts from Outlook Express to Constant Contact and delivered an upgrade to its email compliance dashboard adding new rules and process improvements.

•	Implemented its first non-English offerings with a collection of Spanish language templates.

•	Announced its expansion of the Cares4Kids Program, partnering with United Way of America to donate a free email marketing and online survey account to each of the 1,300 local United Ways.

•	In early October, completed its initial public offering and raised approximately $90 million, net of expenses.

•	In early October, launched Archive, its second add-on service. This service allows the Company’s customers to create hosted versions of their past email newsletters and design a table of contents web page describing and linking to past newsletters.

Business Outlook
Based on information available as of November 8, 2007, the Company is issuing guidance for the fourth quarter of 2007, full year 2007, and full year 2008 as follows:
Fourth Quarter 2007: The Company expects fourth quarter revenue to be in the range of $15.3 to $15.5 million, adjusted EBITDA to be in the range of $250 to $350 thousand, net loss to be in the range of $2.2 to $2.5 million, and net loss attributable per common share to be in the range of ($0.08) to ($0.09). This is based on weighted average shares outstanding of 27.5 million shares. The Company expects the non-cash charge for the mark-to-market adjustment of the carrying value of the convertible preferred stock warrant, which will be included in other expense, to be $2.1 million, or approximately ($0.08) per share.
Full Year 2007: The Company expects full year 2007 revenue to be in the range of $49.9 to $50.1 million, adjusted EBITDA loss to be in the range of $3.0 to $3.1 million, net loss to be in the range of $9.4 to $9.7 million, and net loss attributable per common share to be in the range of ($1.05) to ($1.08). This is based on weighted average shares outstanding of 9.7 million shares
Full Year 2008: The Company expects its 2008 year-over-year revenue growth rate to be in the range of 60 percent to 65 percent and its adjusted EBITDA profitability margin to be approximately 4 percent.
Non-GAAP Financial Measures
This press release contains a non-GAAP financial measure, adjusted EBITDA. Constant Contact believes that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies in its industry, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider this non-GAAP measure in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which charges are excluded from the non-GAAP financial measure.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measure in connection with its GAAP results. Constant

Contact urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measure to the comparable GAAP financial measure which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
A reconciliation table of the most comparable GAAP financial measure to the non-GAAP measure used in this press release is included at the end of this release.
Conference Call Information

When:	Thursday, November 8, 2007
Time:	5:00 p.m. ET
Live Call:	(888) 215-6877, domestic
(913) 312-1408, international
Replay:	(888) 203-1112, passcode 4971220, domestic
(719) 457-0820, passcode 4971220, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Constant Contact is a leading provider of on-demand email marketing and online survey solutions for small businesses, nonprofits, and associations. Launched in 1998, Constant Contact has more than 145,000 customers worldwide today. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated growth of the Company’s customer base, the Company’s expected expanding EBITDA margins and the Company’s financial guidance for 2007 and 2008. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations and general economic conditions affecting that market, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain our brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s prospectus filed with the Securities and Exchange Commission on October 3, 2007 pursuant to Rule 424(b)(4) as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release
Constant Contact is a registered trademark and the Constant Contact Logo is a trademark of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
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Media Contact:
Kevin Mullins
Constant Contact
(781) 472-6206
kmullins@constantcontact.com
Investor Contact:
Garo Toomajanian
ICR, Inc.
339-222-5700
ir@constantcontact.com

Constant Contact, Inc.
Condensed Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenue	$13,517	$7,239	$34,628	$19,068
Cost of revenue	3,423	2,038	9,260	5,392

Gross profit	10,094	5,201	25,368	13,676

Operating expenses:
Research & development	2,536	1,530	7,507	4,304
Sales & marketing	6,742	4,664	19,537	11,748
General & administrative	1,597	633	3,968	1,712

Total operating expenses	10,875	6,827	31,012	17,764

Loss from operations	(781)	(1,626)	(5,644)	(4,088)

Interest income, net	61	163	268	224
Other expense	(971)	(58)	(1,809)	(425)

Net loss	(1,691)	(1,521)	(7,185)	(4,289)

Accretion of redeemable convertible preferred stock	(271)	(259)	(789)	(3,529)

Net loss attributable to common stockholders	$(1,962)	$(1,780)	$(7,974)	$(7,818)

Net loss attributable to common stockholders per share	$(0.51)	$(0.51)	$(2.10)	$(2.31)

Weighted average shares outstanding	3,871,935	3,524,260	3,803,818	3,383,023

Calculation of Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net loss	$(1,691)	$(1,521)	$(7,185)	$(4,289)

Subtract:
Interest income, net	(61)	(163)	(268)	(224)

Add back:
Other expense	971	58	1,809	425

Loss from operations	(781)	(1,626)	(5,644)	(4,088)

Add back:
Depreciation and Amortization	715	360	1,856	1,026
Stock-based compensation expense	170	23	373	38

Adjusted EBITDA	$104	$(1,243)	$(3,415)	$(3,024)

Constant Contact, Inc.
Condensed Balance Sheets (In thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)

Assets
Current assets
Cash & cash equivalents	$6,391	$8,786
Short-term marketable securities	6,150	4,004
Accounts receivable, net	42	41
Prepaid expenses and other current assets	2,523	411

Total current assets	15,106	13,242

Property and equipment, net	6,014	4,957
Restricted cash	358	266
Other non-current assets	16	16

Total assets	$21,494	$18,481

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,234	$2,576
Accrued expenses	3,816	2,406
Deferred revenue	9,193	5,476
Redeemable convertible preferred stock warrant	2,437	628
Current portion of notes payable	1,371	449

Total current liabilities	20,051	11,535

Non-current portion of notes payable	1,347	253

Total liabilities	21,398	11,788

Redeemable convertible preferred stock
Series A	14,744	14,049
Series B	6,447	6,376
Series C	14,920	14,897

Total redeemable convertible preferred stock	36,111	35,322

Stockholders’ deficit
Common stock	41	38
Additional paid in capital	5,630	5,835
Accumulated other comprehensive income	1	—
Accumulated deficit	(41,687)	(34,502)

Total stockholders’ deficit	(36,015)	(28,629)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$21,494	$18,481

Constant Contact, Inc.
Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Nine months ended
	September 30, 2007	September 30, 2006
Cash flows from operating activities
Net loss	$(7,185)	$(4,289)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation and amortization	1,856	1,058
Amortization of discount on investments	(114)
Stock-based compensation expense	373	38
Changes in fair value of redeemable convertible stock warrant	1,809	425
Provision for bad debts	17	17
Change in operating assets & liabilities
Accounts receivable	(18)	12
Prepaid expenses and other current assets	(783)	(275)
Other assets		(16)
Accounts payable	658	653
Accrued expenses	1,410	757
Deferred revenue	3,717	1,949

Net cash provided by operating activities	1,740	329

Cash flows from investing activities
Purchases of short-term marketable securities	(9,031)
Proceeds from sale of short-term marketable securities	7,000
Increase in restricted cash	(92)
Purchases of property and equipment	(2,913)	(2,860)

Net cash used in investing activities	(5,036)	(2,860)

Cash flows from financing activities
Proceeds from notes payable	2,788
Proceeds from issuance of Series C preferred stock		14,877
Proceeds from issuance of common stock upon exercise of stock options and warrants	214	192
Repayments of capital lease obligations		(10)
Repayments of notes payable	(772)	(466)
Payments of issuance costs for contemplated initial public offering of common stock	(1,329)

Net cash provided by financing activities	901	14,593

Net (decrease) increase in cash and equivalents	(2,395)	12,062
Cash and equivalents, beginning of period	8,786	2,784

Cash and equivalents, end of period	$6,391	$14,846